Exhibit 99.1

FOR IMMEDIATE RELEASE

STAMFORD INDUSTRIAL GROUP ANNOUNCES RESULTS FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2009

Stamford, CT, August 17, 2009 — Stamford Industrial Group, Inc. (OTC: SIDG.PK. “SIG” or the “Company”), announced today financial results for the three and six months ended June 30, 2009.

Second Quarter Consolidated Results

Consolidated revenue was $12.2 million, a decrease of 71.1% or $30.0 million for the three months ended June 30, 2009, compared to $42.2 million for the three months ended June 30, 2008.  The decrease of $30.0 million is primarily due to lower sales volume and price reductions resulting from decreased demand for our products from existing customers as a result of decreased spending in commercial and industrial construction end markets.

The Company’s consolidated gross profit margin was $1.1 million or 9.0% of sales for the three months ended June 30, 2009 as compared to $11.1 million or 26.3% of sales for the three months ended June 30, 2008. The 65.8% decrease in gross margin percentage was due to lower sales volume and the related under absorption of fixed costs and higher raw material costs, partially offset by lower operating expenses as a result of cost reduction initiatives.

The Company’s consolidated operating expenses, including an asset impairment change of $3.1 million, were 32.8% of revenue or $5.0 million for the three months ended June 30, 2009 as compared to 11.1% or $4.7 million for the three months ended June 30, 2008. The Company’s consolidated operating expenses excluding the asset impairment change of $3.1 million were 15.6% of revenue or $1.9 million for the three months ended June 30, 2009 as compared to 11.1% or $4.7 million for the three months ended June 30, 2008. The reduction in operating expenses, after excluding the non-cash asset impairment charge, reflects a decrease in sales and marketing expenses of $0.3 million, employment-related expenses of $0.8 million, professional fees of $0.5 million, transaction costs of $0.5 million and other expenses of $0.7 million.

Management has assessed its deferred tax asset and currently believes the Company will not likely realize sufficient taxable income in future years to utilize its deferred tax assets, the Company has recorded a full valuation allowance of approximately $41.6 million against its deferred tax assets in the quarter ended June 30, 2009.  This assessment is based on the realizability of its deferred tax assets taking into consideration, among other things, Concord’s decrease in revenues, continued poor economic conditions, ongoing discussions with the lenders under its credit agreement so that Concord can continue to borrow under the Credit Agreement beyond September 12, 2009, as well as recent events and related concerns of whether the Company will be able to continue as a going concern.

Net loss for the three months ended June 30, 2009 was $44.3 million or $5.26 per diluted share versus net income of $36.6 million or $3.81 per diluted share in the comparable three months last year.

The following chart reconciles net loss and diluted loss per share on a GAAP basis to net loss and diluted loss per share before non-cash expenses:

Reconciliation of GAAP EPS to Non-GAAP EPS	Three Months Ended
(unaudited)	June 30, 2009
	(unaudited)
	(in millions)	(per share Diluted)
Net loss - Diluted EPS	$(44.3)	$(5.26)
Deferred stock compensation expense	-	-
Depreciation and amortization expense	0.6	0.07
Tax expense, net	40.1	4.77
Asset impairment	3.1	0.37
Total non-cash (benefit) expenses:	$43.8	$5.21
Net loss - Diluted EPS before non-cash benefits and expenses	$(0.5)	$(0.05)

Adjusted EBITDA Results

Earnings before interest, taxes, depreciation and amortization, deferred stock-based compensation, incentive compensation, other income, asset impairment, and related party stock (‘‘Adjusted EBITDA’’) for the three months ended June 30, 2009 was negative $0.3 million as compared to Adjusted EBITDA of $7.6 million for the three months ended June 30, 2008. Within this press release is a reconciliation of net (loss) income as reported to Adjusted EBITDA.

Stamford Industrial Group’s Chief Executive Officer Al Weggeman commented, “Our second quarter financial results were in line with our expectations and we believe reflect the weakened global economy. We continued to see lower volume rates in our product lines that service global infrastructure OEM equipment customers, such as crane manufacturers. We experienced a sharper decline in volume for our component products that support the aerial work platform and material handling OEM end markets.

We continued to take significant cost reduction actions in the business and as a result our second quarter Adjusted EBITDA loss narrowed quarter over quarter by $200 thousand despite a sequential quarterly revenue decline of approximately 28%.  We continue to expect a very challenging business climate for the remainder of 2009. With respect to our bank credit situation we continue to work very hard toward a satisfactory resolution.”

As of June 30, 2009, the Company was in violation of its financial covenants under its credit agreement and had been engaged in discussions with its lenders to address such violations. Pending the resolution of its dialogue with the lenders, the Company elected not to make a required debt payment on June 30, 2009 to the lenders in an amount equal to $1.0 million, representing an amortized payment of principal together with interest due, even though it had sufficient cash to make such payment. As a result of its default status under the credit agreement, the Company reclassified its loan balance due in the amount of $18.0 million under the credit agreement to current liabilities for the period ended June 30, 2009.

On August 6, 2009, despite continued dialogue with its lenders, Concord Steel, Inc., the Company’s wholly-owned subsidiary (“Concord”), received a written notice from the lenders under its credit agreement declaring that the principal amount of all obligations of Concord under its credit agreement had been accelerated and were immediately due and payable as a result of Concord’s defaults under the credit agreement. In addition, the lenders exercised their right to set off such obligations against all funds contained in Concord’s principal deposit account with the administrative agent resulting in Concord having limited and intermittent access to sufficient funds to support its business operations causing a substantial doubt about its ability to continue as a going concern. On August 12, 2009, in connection with their ongoing efforts to resolve defaults under the credit agreement, Concord, the Company, Concord’s subsidiaries and the lenders entered into a letter agreement dated August 10, 2009 which provided for, among other things, rescission of the termination of the revolver facility, the June 30 payment default being cured, and the application of all existing funds of Concord and future incoming funds of Concord to repay amounts outstanding under the term loan. In addition, Concord (i) consented to the lenders’ previous acceleration of the term loan as well the lenders’ continuing ability to apply funds of Concord as prepayments against the term loan; and (ii) waived any and all claims it may have against the lenders.

On August 13, 2009, in connection with their ongoing efforts to resolve defaults under the credit agreement, Concord, the Company, Concord’s subsidiaries and the lenders entered into a Third Amendment and Temporary Waiver Agreement pursuant to which, Concord’s borrowing access under the revolver facility was reinstated through and including September 12, 2009, solely for purposes of making payments pursuant to a weekly budget that has been approved by the lenders and granting a temporary waiver of certain defaults and event of defaults under the credit agreement.

The Company and Concord expect to continue negotiations with the lenders to modify the credit agreement in order to address Concord’s ability to continue to comply with the credit agreement on an ongoing basis after the expiration of the reinstated revolving facility so that Concord can continue to borrow under the credit agreement beyond September 12, 2009. The Company cannot give any assurances that it has or can raise sufficient funds to repay all of the outstanding amounts under the credit agreement, that it will be able to successfully enter into an amendment of the credit agreement satisfactory to Concord, the Company and the lenders that will be effective after the expiration of the reinstated revolving facility or that it will be able to otherwise resolve outstanding matters with the lenders in a manner satisfactory to Concord and the Company. If the Company is unable to enter into a further amendment of the credit agreement in a manner satisfactory to it, the ongoing defaults under the credit agreement and the exercise of the lenders’ available remedies under the credit agreement may require the Company, Concord and/or Concord’s subsidiaries to seek reorganization or restructuring, including filing for protection under bankruptcy laws and/or cease operations, which would have a material adverse effect on the market price of the Company’s common stock, its business, financial condition and results of operations.

Cash Flow

Cash provided by operating activities was $1.5 million for the three months ended June 30, 2009, reflecting net loss of $44.3 million, offset by a change in deferred tax asset of $40.1 million, asset impairment of $3.1 million, depreciation and amortization of $0.6 million, and a reduction in working capital of $1.8 million.

Cash provided by operating activities was $1.2 million for the three months ended June 30, 2008, reflecting net income of $36.6 million, depreciation and amortization of $0.6 million, non-cash deferred stock-based compensation of $0.2 million, provision for doubtful accounts of $0.3 million offset by the impact of the change in deferred tax asset of $31.4 million and the change in working capital of $5.1 million.

Free cash flow, defined as net cash provided by operating activities less capital expenditures, was $1.5 million. Free cash flow, which represents net cash provided by operating activities less capital expenditures, is presented in the earnings release because management believes that free cash flow is a common alternative to measure liquidity.

Year to Date Consolidated Results

Consolidated revenue was $29.4 million, a decrease of 60.7% or $45.5 million for the six months ended June 30, 2009, compared to $74.9 million for the six months ended June 30, 2008.  The decrease of $45.5 million is primarily due to significantly lower sales volume and price reductions resulting from decreased demand for our products from existing customers, as a result of decreased spending in commercial and industrial construction end markets.

The Company’s consolidated gross profit margin was $2.9 million or 9.9% of sales for the six months ended June 30, 2009 as compared to $16.6 million or 22.2% of sales for the six months ended June 30, 2008. The 55.4% decrease in gross margin percentage was due to price reductions and lower sales volume and the related under absorption of fixed costs and higher raw material costs, partially offset by lower operating expenses as a result of cost reduction initiatives.

The Company’s consolidated operating expenses, including an asset impairment charge of $3.1 million, were 27.2% of revenue or $8.0 million for the six months ended June 30, 2009 as compared to 10.7% or $8.0 million for the six months ended June 30, 2008. The Company’s consolidated operating expenses excluding the asset impairment charge of $3.1 million were 16.7% of revenue or $4.9 million for the six months ended June 30, 2009 as compared to 10.7% or $8.0 million for the six months ended June 30, 2008. The reduction in operating expenses, after excluding the non-cash asset impairment charge, reflects a decrease in sales and marketing expenses of $0.4 million, employment-related expenses of $1.2 million, professional fees of $0.1 million, transaction costs of $0.5 million and other expenses of $0.8 million.

Management has assessed its deferred tax asset and believes the Company will not likely realize sufficient taxable income in future years to utilize its deferred tax assets, the Company has recorded a full valuation allowance of approximately $41.6 million against its deferred tax assets in the quarter ended June 30, 2009.  This assessment is based on the realizability of its deferred tax assets taking into consideration, among other things, Concord’s decrease in revenues, continued poor economic conditions, ongoing discussions with the lenders under its credit agreement so that Concord can continue to borrow under the Credit Agreement beyond September 12, 2009, as well as recent events and related concerns of whether the Company will be able to continue as a going concern.

Net loss for the six months ended June 30, 2009 was $45.2 million or $5.37 per diluted share versus net income of $38.1 million or $3.97 per diluted share for the six months ended June 30, 2008.

The following chart reconciles net loss and diluted loss per share on a GAAP basis to net loss and diluted loss per share before non-cash expenses:

Reconciliation of GAAP EPS to Non-GAAP EPS	June 30, 2009
(unaudited)	Six Months Ended
	(unaudited)
	(in millions)	(per share Diluted)
Net income - Diluted EPS	$(45.2)	$(5.37)
Deferred stock compensation expense	0.1	0.01
Depreciation and amortization expense	1.1	0.13
Tax expense, net	39.6	4.71
Asset impairment	3.1	0.37
Total non-cash (benefit) expenses:	$43.9	$5.22
Net income - Diluted EPS before non-cash benefits and expenses	$(1.3)	$(0.15)

Adjusted EBITDA Results

Adjusted EBITDA for the six months ended June 30, 2009 was negative $0.8 million as compared to Adjusted EBITDA of $11.0 million for the six months ended June 30, 2008. Within this press release is a reconciliation of net (loss) income as reported to Adjusted EBITDA.

Cash Flow

Cash provided by operating activities was $3.5 million for the six months ended June 30, 2009, reflecting net loss of $45.2 million, offset by change in deferred tax asset of $39.7 million, depreciation and amortization of $1.2 million, asset impairment charge of $ 3.1 million, non-cash deferred stock-based compensation of $0.1 million and change in working capital of $4.5 million.

Cash provided by operating activities was $0.8 million for the six months ended June 30, 2008, reflecting net income of $38.1 million, depreciation and amortization of $1.1 million, non-cash deferred stock-based compensation of $0.5 million, provision for doubtful accounts of $0.3 million offset by the impact of the change in deferred tax asset of $31.4 million and the change in working capital of $7.8 million.

Free cash flow, defined as net cash provided by operating activities less capital expenditures, was $3.5 million. Free cash flow, which represents net cash provided by operating activities less capital expenditures, is presented in the earnings release because management believes that free cash flow is a common alternative to measure liquidity.

Balance Sheet

As of June 30, 2009, the Company reported:

Total debt (short-term, current portion and long-term), which consists of $18.0 million of bank debt and $2.5 million of a subordinated note, was $20.5 million at June 30, 2009 compared to $21.8 million at December 31, 2008. The decrease in debt is due to payments on long-term debt of $1.0 million and payments on the Company’s line of credit facility of $0.3 million.

Net Operating Loss Carryforwards

The Company estimates that it presently has available approximately $118 million of federal net operating loss carryforwards for federal income tax purposes, subject to compliance with Section 382 of the Internal Revenue Code.

The Company anticipates capital expenditures for the full year 2009 to be $0.

Use of Non-GAAP Measures

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (“GAAP”). The Company also believes that presentation of certain non-GAAP measures, i.e., EBITDA, Adjusted EBITDA, Free Cash Flow and EPS before non-cash expenses, provides useful information for the understanding of its ongoing operations and enables investors to focus on period-over-period operating performance, and thereby enhances the user’s overall understanding of the Company’s current financial performance relative to past performance and provides, to the nearest GAAP measures, a better baseline for modeling future earnings expectations. Non-GAAP measures are reconciled to comparable GAAP financial measures in the financial tables within this press release. The Company cautions that non-GAAP measures should be considered in addition to, but not as a substitute for, the Company’s reported GAAP results. Additionally, the Company notes that certain items may be presented in different manners by different companies, thereby leading to different measurers for different companies.

Conference Call Scheduled For August 17, 2009 At 5:30 P.M.  (Eastern Daylight Time)

The Company will host a conference call on Monday, August 17th at 5:30 p.m. Eastern Daylight Time. The call will compare Stamford Industrial Group’s consolidated results of operations for the three and six months ended June 30, 2009 and the three and six months ended June 30, 2008.  The conference call will be followed by a question-and-answer session.  To participate in this call, dial (866) 939-3921 any time after 5:20 p.m. Eastern Daylight Time. International callers should dial (678) 302-3550.

About Stamford Industrial Group, Inc.

Stamford Industrial Group, Inc. is working to build a diversified global industrial manufacturing group through organic and acquisition growth initiatives that will complement and diversify existing business lines.  Concord Steel, Inc., a wholly-owned subsidiary of Stamford Industrial Group, acquired in October 2006, is a leading independent manufacturer of steel counter-weights and structural weldments that are incorporated into a variety of industrial equipment, including aerial work platforms, cranes, elevators and material handling equipment.

Additional information about Stamford Industrial Group, Inc. can be found at http://www.Stamfordig.com.

Forward-looking Statements

This press release includes “forward-looking statements'' within the meaning of the Private Securities Litigation Reform Act of 1995. The Company may use words such as "anticipates," "believes," "plans," "expects," "intends," "future," and similar expressions to identify forward-looking statements. These forward-looking and other statements, which are not historical facts, are based largely upon our current expectations and assumptions and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those contemplated by such forward-looking statements. These risks and uncertainties include, among others, our inability to secure necessary financing, any inability to satisfactorily cure existing defaults under our credit agreement and continue to comply with the financial covenants and other obligations under our credit agreement or otherwise continue to operate as a going concern, our ability to restore borrowings under our credit agreement beyond September 12, 2009, our ability to implement our acquisition growth strategy and integrate and successfully manage any businesses that we acquire, our ability to continue to grow revenues in our operating divisions, our ability to use our net operating loss carry forward, changes in the Company’s relationship with customers, further changes in the  demand for counterweights or the growth of the construction industry, changes in our relationship with our unionized employees, the current economic downturn and its effect on the credit and capital markets as well as the industries and customers that use our products,  further declines in the business of our customers, the loss of major customers, reductions to our deferred tax assets or recognition of such assets, the price of steel, and other factors described in the “Risk Factors” section of the Company's filings with the Securities and Exchange Commission, including the Company's latest annual report on Form 10-K and most recently filed Forms 8-K and 10-Q, which may be obtained at our web site at www.stamfordig.com or the Securities and Exchange Commission’s web site at www.sec.gov.

For more information, contact:
Albert W. Weggeman, CEO
(203) 428-2200
AWeggeman@Stamfordig.com

Jonathan LaBarre, CFO
(203) 428-2200
JLaBarre@Stamfordig.com

- Tables follow -

STAMFORD INDUSTRIAL GROUP, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2009	2008	2009	2008
Revenues	$12,246	$42,181	$29,360	$74,858
Cost of revenues	11,189	31,116	26,449	58,228
Gross margin	1,057	11,065	2,911	16,630
Operating expenses:
Sales and marketing	211	528	547	943
General and administrative	1,630	3,770	4,187	6,348
Related party cash fee	125	125	250	250
Related party stock compensation	(22)	274	—	451
Asset impairment	3,053	—	3,053	—
Total operating expenses	4,997	4,697	8,037	7,992
(Loss) income from operations	(3,940)	6,368	(5,126)	8,638

Other (expense) income:
Interest income	—	—	—	1
Interest expense	(67)	(504)	(354)	(1,294)
Other income	—	16	1	43
Total other (expense), net	(67)	(488)	(353)	(1,250)

(Loss) income before taxes	(4,007)	5,880	(5,479)	7,388

(Benefit) provision for income taxes	40,246	(30,762)	39,742	(30,673)
Net (loss) income	$(44,253)	$36,642	$(45,221)	$38,061

Basic net (loss) income per share	$(5.26)	$4.38	$(5.37)	$4.55
Shares used in basic calculation	8,420	8,367	8,420	8,367
Diluted net (loss) income per share	$(5.26)	$3.81	$(5.37)	$3.97
Shares used in diluted calculation	8,420	9,616	8,420	9,589

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STAMFORD INDUSTRIAL GROUP, INC.
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(in thousands, except per share amounts)

	June 30,	December 31,
	2009	2008
ASSETS
Current assets:
Cash and cash equivalents	$2,509	$303
Accounts receivable, net	6,475	9,806
Inventories, net	9,437	15,748
Deferred tax asset, net	—	519
Prepaid expenses and other current assets	110	149
Total current assets	18,531	26,525

Property, plant and equipment, net	4,537	8,160

Deferred financing costs, net	416	493
Intangible assets, net	18,951	19,476
Deferred tax asset, net	—	39,188
Other assets	256	205
Total assets	$42,691	$94,047
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Notes payable	$—	$286
Current portion of long-term debt	18,000	4,000
Accounts payable	1,842	6,335
Accrued expenses and other liabilities	2,484	3,070
Total current liabilities	22,326	13,691
Long-term debt, less current portion	2,533	17,533
Other long-term liabilities	267	242
Total liabilities	25,126	31,466

Commitments and contingencies

Stockholders’ equity:
Preferred stock — $0.0001 par value; 5,000 shares authorized; no shares issued or outstanding	—	—
Common stock — $0.0001 par value; 100,000 shares authorized; 8,420 shares issued and outstanding
at June 30, 2009 and December 31, 2008	3	3
Additional paid-in capital	248,090	247,885
Accumulated deficit	(230,528)	(185,307)
Total stockholders’ equity	17,565	62,581
Total liabilities and stockholders’ equity	$42,691	$94,047

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STAMFORD INDUSTRIAL GROUP, INC.
RECONCILIATION OF NET (LOSS) INCOME AS REPORTED TO ADJUSTED EBITDA (UNAUDITED)
(in thousands)

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2009	2008	2009	2008
Net (loss) income	$(44,253)	$36,642	$(45,221)	$38,061
Income tax expense (benefit)	40,246	(30,762)	39,742	(30,673)
Interest expense, net	67	504	354	1,293
Other income	—	(16)	(1)	(43)
Income from operations	(3,940)	6,368	(5,126)	8,638
Depreciation - Cost of revenues	174	164	349	324
Depreciation - Operating expense	114	105	226	194
Amortization	262	262	525	524
Asset impairment	3,053	—	3,053	—
EBITDA	(337)	6,899	(973)	9,680
Deferred stock-based compensation	46	246	149	476
Incentive compensation	—	225	—	360
Related party stock fee	(22)	274	—	451
Adjusted EBITDA	$(313)	$7,644	$(824)	$10,967